[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.31

SECOND AMENDMENT TO THE AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND MARKETING COLLABORATION AGREEMENT BETWEEN ONYX PHARMACEUTICALS, INC., A DELAWARE CORPORATION (“ONYX”), and WARNER-LAMBERT COMPANY, A DELAWARE CORPORATION (“WARNER”)

     THIS SECOND AMENDMENT (“Second Amendment”) between Onyx and Warner, which Agreement was amended and restated July 1997, the AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND MARKETING COLLABORATION AGREEMENT as amended by that certain Amendment dated December 15, 1997 (as amended, the “Agreement”), dated as of May 2, 1995, is entered into and made effective March 1, 2000. Onyx and Warner may be referred to herein individually as “Party,” or collectively, as the “Parties.”

RECITALS

     WHEREAS, Onyx and Warner desire to amend the Agreement to modify the scope, personnel, resources, term, and research funding.

     NOW, THEREFORE, in consideration of the covenants contained in this Second Amendment, the Parties hereby agree as follows:

1.	Section 2.1, Undertaking and Scope, is amended to delete only the fourth (4th) sentence, and replace it with the following:

Onyx agrees to use its best efforts at its cost [*] to supply protein required to run screening assays relating to biochemical targets, which targets were identified and transferred to Warner prior to the Effective Date of this Amendment.

2.	Section 2.2 Personnel and Resources, is amended to delete only the second (2nd) sentence, and replace it with the following:

From the effective date of the Agreement until March 1, 2000, Warner and Onyx will each maintain at their cost an average of fifteen (15) full-time equivalents (“FTEs”) devoted to cooperative work under the Research Plan. Starting March 1, 2000 until the end of the Term of the Research Collaboration, the number of FTEs that Onyx shall devote to the cooperative work shall be reduced to nine (9). The number of FTEs may, however, be increased up to eighteen (18) by the Research Management Committee provided there is a concomitant reduction in the number of FTEs that are working on the Research, Development and

1.

Marketing Collaboration Agreement pertaining to Inflammation (“Inflammation Agreement”), having an effective date of July 31, 1997.

3.	Section 2.3, Term of the Research Collaboration, is hereby deleted in its entirety and replaced by the following:

2.3 Research Term. Work under the Research Plan will commence as of May 2, 1995 and, unless terminated earlier by either party pursuant to the terms of this Agreement or extended by mutual agreement of the Parties, will terminate on August 31, 2001.

4.	Section 9.1, Research Funding, is amended to delete the months May 2, 2000 through February 2, 2001 and substitute therefor the following:

June 1, 2000	$431,750
Sept. 1, 2000	$506,250
Dec. 1, 2000	$506,250
Mar. 1, 2001	$506,250
June 1, 2001	$337,500

5.	Except as otherwise specifically set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

ONYX PHARMACEUTICALS, INC.		WARNER-LAMBERT COMPANY

By:	/s/ Hollings C. Renton	By:	/s/ Peter B. Corr

Name:	Hollings C. Renton	Name:	Peter B. Corr, Ph.D.

Title:	President & CEO	Title:	Corporate Vice-President, Warner-Lambert Company President, Parke-Davis Pharmaceutical Research & Development

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.